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                                                                   EXHIBIT 15(a)

                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                            d/b/a BISYS FUND SERVICES
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219


                         SHAREHOLDER SERVICING AGREEMENT
                         -------------------------------


Ladies and Gentlemen:

         BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Distributor") serves as the distributor to the THE COVENTRY GROUP (the "Company"), an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1"), but subject to the provisions of Section 4.1 hereof, the holders of the units of beneficial interest ("Shares") of each of the investment portfolios (currently existing or hereafter created) of the Company identified on Schedule A hereto (individually, a "Fund"; collectively, the "Funds") have adopted or may adopt a Distribution and Shareholder Servicing Plan (the "Plan") which, among other things, authorizes the Distributor to enter into this Shareholder Servicing Agreement with ____________ (the "Participating Organization"), with its principal office located at ________________, concerning the provision of support services to the Participating Organization's customers ("Customers") who may from time to time beneficially own Fund Shares. The terms and conditions of this Agreement are as follows:

1.       REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

         1.1 Reference is made to the prospectuses of the Funds (individually, a "Prospectus"; collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

2.       SERVICES AS PARTICIPATING ORGANIZATION.

         2.1 The Participating Organization shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Customers who may from time to time beneficially own Shares of a Fund: (i) aggregating and processing purchase and redemption requests for a Fund's Shares from Customers and placing net purchase and redemption orders with the Distributor; (ii) processing dividend payments from the Company on behalf of Customers; (iii) arranging for bank wire transfer of funds to or from a Customer's account; (iv) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (v) providing subaccounting with respect to a Fund's Shares

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beneficially owned by Customers or the information to the Company necessary for subaccounting; (vi) if required by law, forwarding Shareholder communications from the Company (such as proxies, Shareholders reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers;
(vii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan; (viii) providing such other similar services as the Distributor may reasonably request to the extent the Participating Organization is permitted to do so under applicable statutes, rules, or regulations.

         2.2 The Participating Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Participating Organization's business, or any personnel employed by the Participating Organization) as may be reasonably necessary or beneficial in order to provide such services to Customers.

         2.3 All orders for a Fund's Shares are subject to acceptance or rejection by the Company in its sole discretion, and the Company may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to the Participating Organization for the account of any Customer or Customers.

         2.4 The Participating Organization shall act solely for, upon the order of, and for the account of, its Customers. For all purposes of this Agreement, the Participating Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor in any matter or in any respect. No person is authorized to make any representations concerning the Distributor, the Company, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Company's Statement of Additional Information and in such printed information as the Distributor or the Company may subsequently prepare. The Participating Organization further agrees to deliver to Customers, upon the request of the Distributor, copies of any amended Prospectus and Statement of Additional Information.

         2.5 The Participating Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Participating Organization's responsibilities under this Agreement. In addition, the Participating Organization will furnish to the Distributor, the Company or their designees such information as the Distributor, the Company or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Company and their designees (including, without limitation, any auditors designated by the Company), in the preparation of reports to the Company's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.


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3.       COMPENSATION.

         3.1 The Distributor shall pay the Participating Organization for the services to be provided by the Participating Organization under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         4.1 By written acceptance of this Agreement, the Participating Organization further represents, warrants, and agrees that: (i) the Participating Organization believes that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall Act) and regulations.

5.       EXCULPATION; INDEMNIFICATION.

         5.1 The Distributor shall not be liable to the Participating Organization and the Participating Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Participating Organization of compliance with any applicable federal or state law, rule, or regulation and the rules and regulations promulgated by the National Association of Securities Dealers, Inc.

6.       EFFECTIVE DATE; TERMINATION.

         6.1 This Agreement will become effective with respect to each Fund on the date a fully executed copy of this Agreement is received by the Distributor or its designee. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until ____________, 19 ____, and thereafter will continue automatically for successive annual periods ending on __________ of each year, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         6.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may be terminated with respect to any Fund by the Distributor or by the Participating Organization, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect

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financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Shares of such Fund on ten days' written notice.

7.       GENERAL.

         7.1 All notices and other communications to either the Participating Organization or the Distributor will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

         7.2 The Distributor may enter into other similar agreements for the provision of Shareholder services with any other person or persons without the Participating Organization's consent.

         7.3 This Agreement supersedes any other agreement between the Distributor and the Participating Organization relating to the provision of support services to the Participating Organization's Customers who beneficially own a Fund's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.




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         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated.


                                      BISYS FUND SERVICES
                                      LIMITED PARTNERSHIP

                                      By:  BISYS Fund Services, Inc.,
                                               General Partner

                                      By:
                                          -------------------------------
                                      Title:
                                             ----------------------------
                                      Date:
                                           ------------------------------

                                      ACCEPTED AND AGREED TO:



                                      By:
                                          -------------------------------
                                      Title:
                                             ----------------------------
                                      Date:
                                           ------------------------------


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                                   Schedule A
                                     to the
                 Shareholder Servicing Agreement with Respect to
                Distribution Assistance and Shareholder Services
                 between BISYS Fund Services Limited Partnership
                and ____________________________________________


                                      FUNDS
                                      -----

         This Agreement shall apply to (i) all Funds of the Company that have adopted a Distribution and Shareholder Servicing Plan (the "Plan") as of the effective date of this Agreement and (ii) all Funds hereafter created that adopt the Plan. The current Funds that have adopted the Plan are set forth below:

Stewardship Aggressive Growth Fund
Stewardship Moderate Growth Fund
Stewardship Conservative Growth Fund
(the "Stewardship Portfolios")








BISYS FUND SERVICES
LIMITED PARTNERSHIP                                 ACCEPTED AND AGREED TO:

By: BISYS Fund Services, Inc.,                    ------------------------------
         General Partner

By:                                          By:
   ------------------------------               -------------------------------
Title:                                       Title:
      ---------------------------                  ----------------------------
Date:                                        Date:
     ----------------------------                 -----------------------------


                                       A-1

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                                   Schedule B
                                     to the
                 Shareholder Servicing Agreement with Respect to
                Distribution Assistance and Shareholder Services
                 between BISYS Fund Services Limited Partnership
                  and _________________________________________


                               COMPENSATION(1)
                               ---------------

         The Participating Organization shall receive a fee calculated at an annual rate of ________________ one-hundredths of one percent (. ______%) of each Fund's average daily net assets attributable to Shares beneficially owned by the Participating Organization's Customers.








BISYS FUND SERVICES
LIMITED PARTNERSHIP                                  ACCEPTED AND AGREED TO:

By: BISYS Fund Services, Inc.,                    ------------------------------
         General Partner

By:                                          By:
   ----------------------------                 --------------------------------
Title:                                       Title:
      -------------------------                    -----------------------------
Date:                                        Date:
     --------------------------                   ------------------------------


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       1        All fees are computed daily and paid periodically.


                                       B-1